EXHIBIT 99.1

UNAUDITED RECONCILIATION OF FINANCIAL DATA

The following tables present the historical unaudited financial information for the Apollo Operating Group as of and for the three and six months ended June 30, 2023. The Apollo Operating Group does not report audited or unaudited financial information on a stand-alone basis. Accordingly, the financial data presented herein for the Apollo Operating Group has been reconciled to Apollo Asset Management, Inc.’s (f/k/a Apollo Global Management, Inc.) financial statements for the relevant periods.

	As of June 30, 2023
	Total Apollo Operating Group Consolidated	Consolidated Funds & VIEs	Other (1)	Total Apollo Asset Management, Inc. Consolidated
Statement of Financial Data	(dollars in thousands)
Assets:
Cash and cash equivalents	$1,217,713	$322	$1,440	$1,219,475
Restricted cash and cash equivalents	2,170	267,551	—	269,721
Investments (includes performance allocations of $2,866,463 as of June 30, 2023)	5,427,671	402	121,556	5,549,629
Assets of consolidated variable interest entities:
Cash and cash equivalents	—	119,492	—	119,492
Investments	44	3,008,568	(35,542)	2,973,070
Other assets	2,910	55,472	(38,270)	20,112
Due from related parties	(770,498)	(8)	1,613,933	843,427
Deferred tax assets, net	5,908	—	588,943	594,851
Other assets	1,194,938	2,871	29,479	1,227,288
Lease assets	614,508	—	—	614,508
Goodwill	264,339	—	(595)	263,744
Total Assets	$7,959,703	$3,454,670	$2,280,944	$13,695,317

Liabilities, Redeemable non-controlling interests and Stockholders’ Equity
Liabilities:
Accounts payable and accrued expenses	$165,593	$4,430	$19,205	$189,228
Accrued compensation and benefits	229,799	—	—	229,799
Deferred revenue	114,294	—	—	114,294
Due to related parties	(319,725)	8,500	1,325,797	1,014,572
Profit sharing payable	1,617,961	—	—	1,617,961
Debt	2,812,089	—	—	2,812,089
Liabilities of consolidated variable interest entities:
Notes payable	—	975,554	—	975,554
Other liabilities	262	1,496,181	—	1,496,443
Due to related parties	—	370	(370)	—
Other liabilities	304,326	44,103	49,545	397,974
Lease liabilities	701,172	—	—	701,172
Total Liabilities	5,625,771	2,529,138	1,394,177	9,549,086
Redeemable non-controlling interests:
Redeemable non-controlling interests	—	280,146	4,485	284,631
Stockholders’ Equity:
Apollo Asset Management, Inc. Stockholders' Equity:
Series A Preferred Stock, 11,000,000 shares issued and outstanding as of June 30, 2023	264,398	—	—	264,398
Series B Preferred Stock, 12,000,000 shares issued and outstanding as of June 30, 2023	289,815	—	—	289,815
Additional paid in capital	—	(87,517)	1,441,447	1,353,930
Retained earnings	439,970	218,837	(585,750)	73,057
Accumulated other comprehensive loss	(11,992)	(25,390)	26,585	(10,797)
Total Apollo Asset Management, Inc. Stockholders’ Equity	982,191	105,930	882,282	1,970,403
Non-controlling interests in consolidated entities	8,894	539,456	—	548,350
Non-controlling interests in Apollo Operating Group	1,342,847	—	—	1,342,847
Total Stockholders’ Equity	2,333,932	645,386	882,282	3,861,600
Total Liabilities, Redeemable non-controlling interests and Stockholders’ Equity	$7,959,703	$3,454,670	$2,280,944	$13,695,317
(1)    Includes eliminations for Variable Interest Entities (VIEs), fund consolidation and entities not included in the Apollo Operating Group.

	For the Six Months Ended June 30, 2023
	Total Apollo Operating Group Consolidated	Consolidated Funds & VIEs	Other (1)	Total Apollo Asset Management, Inc. Consolidated
Statement of Operating Data	(dollars in thousands)
Revenues:
Management fees	$1,310,767	$490	$7,726	$1,318,983
Advisory and transaction fees, net	309,690	—	15,563	325,253
Investment income (loss)	590,209	—	(11,423)	578,786
Incentive fees	40,999	—	—	40,999
Total Revenues	2,251,665	490	11,866	2,264,021

Expenses:
Compensation and benefits	1,186,106	—	—	1,186,106
Interest expense	63,230	26	5,830	69,086
General, administrative and other	403,026	2,761	318	406,105
Total Expenses	1,652,362	2,787	6,148	1,661,297

Other Income:
Net gains from investment activities	21,892	484	(4,038)	18,338
Net gains from investment activities of consolidated variable interest entities	—	109,154	(65,764)	43,390
Interest income	36,801	22,003	1,977	60,781
Other income (loss), net	4,942	(202)	204	4,944
Total Other Income	63,635	131,439	(67,621)	127,453
Income before income tax provision	662,938	129,142	(61,903)	730,177
Income tax provision	(24,231)	(18,725)	(70,424)	(113,380)
Net Income	638,707	110,417	(132,327)	616,797
Net income attributable to non-controlling interests	(213,502)	(70,518)	(2,558)	(286,578)
Net Income Attributable to Apollo Asset Management, Inc.	425,205	39,899	(134,885)	330,219
Series A Preferred Stock Dividends	(8,766)	—	—	(8,766)
Series B Preferred Stock Dividends	(9,563)	—	—	(9,563)
Net Income Attributable to Apollo Asset Management, Inc. Common Stockholders	$406,876	$39,899	$(134,885)	$311,890
(1)    Includes eliminations for Variable Interest Entities (VIEs), fund consolidation and entities not included in the Apollo Operating Group.

	For the Three Months Ended June 30, 2023
	Total Apollo Operating Group Consolidated	Consolidated Funds & VIEs	Other (1)	Total Apollo Asset Management, Inc. Consolidated
Statement of Operating Data	(dollars in thousands)
Revenues:
Management fees	$681,093	$1,268	$4,782	$687,143
Advisory and transaction fees, net	163,236	—	7,418	170,654
Investment income (loss)	141,383	(6)	(4,176)	137,201
Incentive fees	25,534	—	—	25,534
Total Revenues	1,011,246	1,262	8,024	1,020,532

Expenses:
Compensation and benefits	515,061	1,478	—	516,539
Interest expense	31,758	13	3,013	34,784
General, administrative and other	220,798	2,141	138	223,077
Total Expenses	767,617	3,632	3,151	774,400

Other Income:
Net gains from investment activities	24,140	(509)	(3,757)	19,874
Net gains from investment activities of consolidated variable interest entities	—	37,192	(27,839)	9,353
Interest income	18,816	8,606	1,075	28,497
Other income (loss), net	12,234	(101)	227	12,360
Total Other Income	55,190	45,188	(30,294)	70,084
Income before income tax provision	298,819	42,818	(25,421)	316,216
Income tax provision	(10,499)	(4,980)	(36,429)	(51,908)
Net Income	288,320	37,838	(61,850)	264,308
Net income attributable to non-controlling Interests	(105,380)	(46,092)	—	(151,472)
Net Income Attributable to Apollo Asset Management, Inc.	182,940	(8,254)	(61,850)	112,836
Series A Preferred Stock Dividends	(4,383)	—	—	(4,383)
Series B Preferred Stock Dividends	(4,782)	—	—	(4,782)
Net Income Attributable to Apollo Asset Management, Inc. Common Stockholders	$173,775	$(8,254)	$(61,850)	$103,671
(1) Includes eliminations for Variable Interest Entities (VIEs), fund consolidation and entities not included in the Apollo Operating Group.